Exhibit 10.3

AMENDMENT

TO CONSULTING AGREEMENTS SIGNED IN JULY 1, 2008

This Amendment (the “Amendment”), to the two Consulting Agreements signed by the parties on July 1, 2008, (the “Original Agreements”), is signed on November 13, 2014, by and between Oramed Ltd., a company incorporated and registered under the laws of the State of Israel with company number 513976712 and with a corporate address of Hi-Tech Park 2/5, Givat Ram, Jerusalem, Israel, 93706 (the “Company”), and KNRY Ltd., a company incorporated and registered under the laws of the State of Israel with company number 513836502 and with a corporate address of 2 Elza Street, Jerusalem, Israel (“Consultant”).

Whereas, acording to the Original Agreements, the parties have engaged to receive consulting services from the Consultant, provided by Nadav Kidron (“Nadav”) and by Miriam Kidron (“Miriam”); and

Whereas, the parties wish to amend the Origianl Agreements on the terms and conditions more fully set forth herein;

Now, therefore, it is hereby agreed as follows:

1.
Consultant confirms that both Nadav Kidron and Miriam Kidron (the “Service Providers”) are KNRY’s employees and, as such, Consultant pays them a monthly salary and all other benefits required by law, reports them as its employees to the tax authorities including the National Insurance Institute, and maintains all legaly required records as an employer.

2.	Consultant confirms that it is the sole and only employer of the Service Providers.

3.	Section 14 to each of the Original Agreements is hereby deleted in its entirety and replaced with the following:

a.
Without derogating from any of the above, should it be held by any competent judicial authority or any governmental authority, that the relationship between any of the Service Providers and the Company is one of employer and employee; and/or in the event that the Company shall be demanded and/or obligated, to pay any of the Service Providers and/or the Consultant any amount, or give them any right, deriving from the existence of an employer-employee relationship between the Service Providers and the Company or usually paid to employees; all of the following provisions shall apply:

i.
Retroactively, from the first date of Consultant’s engagement with the Company (the “Effective Date”) and in lieu of any remuneration paid to Consultant (including bonuses, benefits and expenses), Consultant will be deemed to have been entitled only to a gross monthly salary (including for all over-time hours, if relevant) in an amount equal to: (A) 150% (one hundred and fifty percents) of the gross monthly salary of the company's COO, or in the absence of a COO, of the highest gross monthly salary paid to an employee of the Company, in case of Nadav Kidron, and (B) 125% (one hundred and twenty five percents) of the gross monthly salary of the Company's COO, or in the absence of a COO, of the highest gross monthly salary paid to an employee of the Company, in case of Miriam Kidron. Consultant will immediately return to the Company any amount paid to it beyond the above gross salaries for each Service Provider.  Any entitlements as an employee (if at all) for each Service Provider, will be calculated on the base of the above salary; and

ii.
The Company shall be entitled to set off from the amounts due to any of the Service Providers in accordance with any source, the amounts which the Consultant will be liable to refund to the Company pursuant to Sections (i) above or in accordance with any other source; and

iii.
Consultant shall indemnify the Company for any and all costs, liabilities and expenses it may have in connection with such demand and/or obligation, including the economic value of such right and legal expenses.

b.
Without derogating from any of the above, should it be held by the tax authorities including the National Insurance Institute, that the Company is demanded and/or obligated, to pay any amount or bare any cost, deriving from the existence of an employer-employee relationship between the Service Providers and the Company or usually paid to employees; all of the following provisions shall apply:

i.
Consultant shall indemnify the Company for any and all costs, liabilities and expenses it may have in connection with such demand and/or obligation, including the economic value of such right and legal expenses.

ii.
The Company shall be entitled to set off from the amounts due to the Consultant or to any of the Service Providers in accordance with any source, the amounts which the Consultant will be liable to refund to the Company pursuant to Section (i) above or in accordance with any other source.

4.	Section 5 to each of the Original Agreements is hereby amended in way that the number "60" is changed to "140", so that the Prior Written Notice will be 140 days.

5.
All Consultant’s confirmations and undertakings in this Amendment are made to the benefit of the Company and are meant to add to any previous confirmations and undertakings of Consultant, and should be read as such, and in case of contradiction between the foregoing, this Amendment shall control.

IN WITNESS WHEREOF:

Oramed Ltd. Signature: /s/ Leonard Sank Name: Leonard Sank Title: Director Date: November 13, 2014	KNRY Ltd. Signature: /s/ Nadav Kidron Name: Nadav Kidron Title: ___________________ Date: November 13, 2014

I the undersigned, Nadav Kidron, Israel ID# 027424282, hereby confirm the following:

I.    I agree to the set-off arrangement set out in Section 3.a.ii above.

II.   I am personally responsible for the undertakings of KNRY Ltd. in this Amendment, and I guarantee its payments.

Nadav Kidron                                            027424282                      November 13, 2014                                /s/ Nadav Kidron

Name                                       ID#                                                 Date                                                                       Signature

I the undersigned, Miriam Kidron, Israel ID# 09665993, hereby confirm the following:

III.         I agree to the set-off arrangement set out in Section 3.a.ii above.

IV.          I am personally responsible to the undertakings of KNRY Ltd. in this Amendment, and I guarantee its payments.

Miriam Kidron                                09665993                      November 13, 2014                                          /s/ Miriam Kidron

Name                                                ID#                                              Date                                                                    Signature